                                   Attachment

Note 1: Farah Champsi
        Farah Champsi, a Director, is also managing director of Alta BioPharma
        Management Partners II, LLC (which is the general partner of Alta
        BioPharma Partners II, L.P.) ("ABPII"), and a manager of Alta
        Embarcadero BioPharma Partners II, LLC ("AEPII"). As a managing director and manager of such funds, she may be deemed to share voting and investment powers over the shares held by the funds. She is a principal of Alta Partners, but does not have voting and investment powers over the shares held by Alta California Partners II, L.P. ("ACPII") or Alta
        Embarcadero Partners II, LLC ("AEPII). She disclaims beneficial ownership of all such shares held by ABPII and AEPII, except to the extent of her proportionate pecuniary interests therein. She disclaims any beneficial ownership of all such shares held by ACPII and AEPII. She holds stock options for 120,000 shares of Common Stock; of which 20,000 shares were granted on 8/9/00 and 100,000 shares were granted on
        9/24/03. The stock options will convert on a 1-to-1 basis. All shares subject to the option are exercisable immediately and the shares vest as follows: 1/48 of the shares vest monthly over four years beginning on the date of grant.

        ------------------------------------------------------------------------------------------------------------------
                    Holder          Type of Security            Shares of Preferred Convertible  Shares of Common Stock
                                                                           Preferred                 Issuable Upon
                                                                   Stock Held by the Holder          Conversion of
                                                                                                        Stock **
        ------------------------------------------------------------------------------------------------------------------
        Farah Champsi                   Series A                            111,112                     111,112
        ------------------------------------------------------------------------------------------------------------------
        Farah Champsi                   Series B                            55,556                       61,051
        ------------------------------------------------------------------------------------------------------------------
        Farah Champsi                    Common                             20,000                       20,000
        ------------------------------------------------------------------------------------------------------------------
        Farah Champsi            Stock Options - Common Stock               20,000                       20,000
        ------------------------------------------------------------------------------------------------------------------
        Farah Champsi            Stock Options - Common Stock               100,000                     100,000

        ** The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series A is 1.0, Series B is 1.0989010989011 and
        Common is 1.0.

Note 2: Alta California Partners II, L.P. and Alta Embarcadero Partners II,
        LLC
        Alta Partners ("AP") directly and indirectly provides investment advisory services to various venture capital funds, including Alta
        California Partners II, L.P. ("ACPII") and Alta Embarcadero Partners II,
        L.P. ("AEPII"). The respective general partner and members of ACPII and
        AEPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of AP are members of Alta California
        Management Partners II, LLC (which is the general partner of ACPII) and members of AEPII. As members of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of AP disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

        --------------------------------------------------------------------------------------------------------
                    Holder               Type of     Shares of Preferred Convertible   Shares of Common Stock
                                         Security               Preferred                  Issuable Upon
                                                        Stock Held by the Holder           Conversion of
                                                                                              Stock **
        --------------------------------------------------------------------------------------------------------
        Alta California Partners II,     Series B               2,194,498                    2,411,536
        L.P.
        --------------------------------------------------------------------------------------------------------
        Alta California Partners II,     Series C               1,580,038                    1,924,059
        L.P.
        --------------------------------------------------------------------------------------------------------
        Alta Embarcadero Partners II,    Series B                27,724                        30,465
        LLC
        --------------------------------------------------------------------------------------------------------
        Alta Embarcadero Partners II,    Series C                19,962                        24,308
        LLC
        --------------------------------------------------------------------------------------------------------
        ** The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series B is 1.0989010989011 and the ratio for
        Series C is 1.2177301509854.

Note 3: Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma
        Partners II, LLC
        Alta Partners II, Inc. ("APII") directly and indirectly provides investment advisory services to various venture capital funds, including
        Alta BioPharma Partners II, L.P. ("ABPII") and Alta Embarcadero
        BioPharma Partners II, LLC ("AEBPII"). The respective general partner and members of ABPII and AEBPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of APII are members of Alta BioPharma Management Partners II, LLC (which is the general partner of ABPII) and managers of AEBPII. As members and managers of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of
        APII disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

        ----------------------------------------------------------------------------------------------------------------
                        Holder                    Type of    Shares of Preferred Convertible  Shares of Common Stock
                                                 Security               Preferred                  Issuable Upon
                                                                 Stock Held by the Holder          Conversion of
                                                                                                     Stock **

        ----------------------------------------------------------------------------------------------------------------
        Alta BioPharma  Partners II,  L.P.       Series E               5,167,060                    5,167,060
        ----------------------------------------------------------------------------------------------------------------
        Alta Embarcadero BioPharma Partners      Series E                190,082                      190,082
        II, LLC

        ----------------------------------------------------------------------------------------------------------------
        ** The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. The conversion ratio for Series E is 1.0.